EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Circuit City Stores, Inc.:

     We consent to the use of our reports included herein and to the references to our firm under the headings "CarMax Group Selected Historical Financial Data," "Company Selected Historical Financial Data" and "Experts" in the prospectus.

/S/ KPMG PEAT MARWICK LLP

Richmond, Virginia
January 14, 1997